國家通訊傳播委員會
National Communications Commission

電信事業登記證明

Telecommunications Business Registration Certification

字號：電管字第N110000012號

Document/Notice Number：TM(Telecommunications Management) N110000012

一、電信事業名稱：愛爾康資料處理股份有限公司

Telecommunications Business Entity Name：Aerkomm Taiwan Inc.

二、代表人姓名：徐志明

Name of the Representative/Person in Charge：Xu Zhi Min

三、公 司 地 址：臺北市內湖區內湖路一段120巷13號

Company Address:4F., No. 118, Sec. 1, Neihu Rd., Neihu Dist., Taipei City , Taiwan (R.O.C.)

四、資　本　額：新臺幣 500,000,000元整

Registered capital: NTD 500,000,000

五、登 記 日 期：民國110年5月25日

Date of Company Registration：May,25th 2021

證照用

主任委員 陳耀祥

中華民國110年5月25日

序號 1201337